SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 14, 2008

BUFFETS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	333-116897 (Commission File Number)	22-3754018 (IRS Employer Identification No.)

1460 BUFFET WAY EAGAN, MINNESOTA (Address of principal executive offices)	55121 (Zip Code)

Registrant’s telephone number, including area code: (651) 994-8608

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 26, 2008, Buffets, Inc. a Minnesota corporation, as a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code (“Borrower”), Buffets Holdings, Inc., a Delaware corporation, as a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code (“Holdings”), the Subsidiaries of Borrower and Holdings, as Guarantors (together with Borrower and Holdings, the “Loan Parties”), the financial institutions party hereto as Lenders (collectively, the “Lenders”) and Credit Suisse, Cayman Islands Branch, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) entered into a Forbearance Agreement and Second Amendment to the DIP Credit Agreement (the “DIP Forbearance Agreement”) relating to the DIP Credit Agreement, dated February 22, 2008 (the “DIP Credit Agreement”). The DIP Forbearance Agreement provides that the Administrative Agent and the Lenders will forbear from exercising their default-related rights and remedies with respect to the potential breach of the minimum consolidated EBITDA covenant through October 15, 2008 and to amend the EBITDA covenant thresholds for the remaining term of the agreement.

The DIP Forbearance Agreement provides for the amended DIP Credit Agreement to increase the interest rate margin applicable to the LIBOR based $85.0 million new money facility (the “New Money Loan”) 1.0% to 8.25%. The 4.0% per annum LIBOR floor and the 5.0% per annum LIBOR ceiling contained in the DIP Credit Agreement remain applicable under the terms of the DIP Forbearance Agreement. The interest rate on the pre-petition debt rollover amounts (the “Rollover Loans”) remains unchanged under the DIP Forbearance Agreement. In addition, the DIP Forbearance Agreement requires the Company to pay certain customary fees to the agents and lenders thereunder, as more fully described in the Forbearance Agreement.

The DIP Forbearance Agreement was subject to Bankruptcy Court approval, which was received on October 14, 2008. Upon approval of the DIP Forbearance Agreement, the Lenders issued a Limited Waiver to the DIP Credit Agreement (the “Waiver”), which waives the event of default under Section 7(d) of the DIP Credit Agreement as a result of the Borrower’s failure to meet the Minimum Consolidated EBITDA covenant set forth in Section 6.13 of the DIP Credit Agreement with respect to the three month fiscal accounting period ended on August 27, 2008.

The foregoing description of the DIP Forbearance Agreement is not complete and is qualified in its entirety by reference to the full text of the DIP Forbearance Agreement attached as Exhibit 10.1 hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	DIP Forbearance Agreement, dated September 26, 2008
10.2	DIP Limited Waiver, dated October 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 17, 2008

BUFFETS HOLDINGS, INC.

By:	/s/ A. Keith Wall
Name: A. Keith Wall
Title: Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	DIP Forbearance Agreement, dated September 26, 2008
10.2	DIP Limited Waiver, dated October 14, 2008